Exhibit 10.2

AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of April 10, 2017, is made by and between Gerry Wang (the “Executive”) and Seaspan Corporation (the “Company”, together with the Executive, the “Parties”).  Capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in that certain Executive Employment Agreement, dated as of May 16, 2016, by and between the Parties (the “Agreement”).

RECITALS

WHEREAS, pursuant to Section 10.6 of the Agreement, no modification, amendment or waiver of any provision of, or consent required by, the Agreement, nor any consent to any departure therefrom, will be effective unless it is in writing and signed by the Parties; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.Amendment.

(a)Section 1.1 of the Agreement is hereby amended by adding the following definition:

“Transaction Fee Period End Date” means April 9, 2017.

(b)Section 1.1 of the Agreement is hereby amended by deleting the definition of “Post-Termination Transactions.”

(c)Section 4.3(a) of the Agreement is hereby amended by deleting the term “Employment Period” in the first line thereof and replacing such term with the phrase “the period commencing on the date of this Agreement and ending on the Transaction Fee Period End Date”.

(d)Section 4.3(c) of the Agreement is hereby amended by deleting the reference therein to Section 4.3(h).

(e)Section 4.3(g) of the Agreement is hereby amended by deleting the phrase “but subject to Section 4.3(i) of this Agreement”.

(f)Section 4.3(h) of the Agreement is hereby deleted in its entirety.

(g)Each of Section 5.1(b)(ii) and Section 5.2(b)(ii) of the Agreement is hereby amended by deleting clauses (A) and (B) thereof in their entirety and by replacing them with the following:

“any Transactions for which the Execution Date was prior to the Transaction Fee Period End Date in accordance with Section 4.3,”

(h)Section 5.1(c)(i) of the Agreement is hereby amended by deleting the second reference therein to the term “Termination Date” and by replacing such reference with the term “Transaction Fee Period Termination Date”.

(i)Section 5.2(c)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) the Executive shall (A) forfeit twenty-five (25%) percent of any unpaid Transaction Fees pursuant to Section 4.3 relating to payments made after the Termination Date but with respect to Transactions for which the Execution Date was on or after the Effective Date but prior to the Transaction Fee Period End Date but (B) otherwise be entitled, subject to any repayment obligation pursuant to Section 4.3(b), to the continued payment in the ordinary course of Transaction Fees for any Transactions for which the Execution Date was prior to the Transaction Fee Period End Date in accordance with Section 4.3”

(j)Section 5.4 of the Agreement is hereby amended by deleting from the end of the penultimate sentence the phrase “, nor to any Transaction Fees in respect of Post-Termination Transactions, if applicable”.

(k)Exhibit C attached to the Agreement is hereby amended by deleting clause (a) of Section 2 of Exhibit C in its entirety and by replacing it with the following:

“(a) Executive’s right to receive Transaction Fees with respect to Transactions for which the Execution Date was prior to the Transaction Fee Period End Date;”

(l)All references to the “Agreement,” “herein,” “hereunder” or words of similar import in the Agreement shall be deemed to include the Agreement as amended by this Amendment.

Section 2.Negotiation of Further Amendments. In recognition of the inclusion of the Transaction Fee Period End Date and the related elimination of new Transaction Fees following such date, the Board’s compensation committee and the Executive agree to negotiate in good faith to further modify the overall compensation package and Agreement, and agree to use reasonable best efforts to conclude such negotiations and modify the overall compensation package and Agreement by June 30, 2017.

Section 3.No Good Reason. The Executive agrees that none of (i) the elimination of new Transaction Fees, (ii) the negotiation to further modify the Executive’s compensation package and Agreement, or (iii) the constitution of an Executive Committee of the Board constitute “Good Reason” for the Executive to terminate the Agreement in accordance with the provisions thereof.

Section 4. Full Force and Effect.  The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Section 1 of this Amendment.  Except as amended by this Amendment, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms, and the Parties hereby ratify and confirm the Agreement in all respects, as amended hereby.

Section 5.Governing Law; Jurisdiction.  This Amendment and its application and interpretation will be governed exclusively by the laws of Hong Kong.

Section 6.Entire Agreement.  This Amendment and the Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior or contemporaneous understandings and written or oral agreements among them pertaining thereto.

Section 7.Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts will be construed together and constitute the same instrument.  This Amendment may be executed and delivered by facsimile or as a .pdf file attached to electronic mail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

SEASPAN CORPORATION

By:	/s/Mark Chu

Name:  Mark Chu

Title:    General Counsel and Secretary

[Signature Page to Amendment to Executive Employment Agreement]

GERRY WANG

/s/ Gerry Wang

_________________________________________

[Signature Page to Amendment to Executive Employment Agreement]